Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-8 Registration Statement of Cobalis, Corp. of our report dated June 27, 2006, relating to the financial statements of Cobalis Corp. as of March 31, 2006, which is incorporated by reference into such Form S-8.

/s/ Kabani & Company, Inc.
Kabani & Company, Inc. Los Angeles, California

Dated: April 10, 2007

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